Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction
Bermuda Trust Company Limited	Bermuda
BerNom Nominees Limited	Bermuda
Butterfield Asset Management Limited	Bermuda
Butterfield Securities (Bermuda) Limited	Bermuda
Butterfield Trust (Bermuda) Limited	Bermuda
Butterfield Vencap Limited	Bermuda
Compass Services Limited	Bermuda
Day Limited	Bermuda
Field Investments Limited	Bermuda
Field Nominees Limited	Bermuda
Field Real Estate Holdings Limited	Bermuda
Grosvenor Trust Company Limited	Bermuda
Harcourt & Co. Ltd.	Bermuda
Palmar Limited	Bermuda
Reefs Club Ltd.	Bermuda
Rosebank Nominees Ltd.	Bermuda
Skye Nominees Limited	Bermuda
Butterfield Trust (Bahamas) Limited	Bahamas
East Bay Protector Services Inc.	Bahamas
Gresham Nominees Limited	Bahamas
Montague East Ltd.	Bahamas
Sterling East Ltd.	Bahamas
Avalon Corporate Management Limited	Bahamas
Bastion Resources Limited	Bahamas
Pendragon Management Limited	Bahamas
Grosvenor Management (BVI) Ltd.	BVI
Harbour View Management (BVI) Ltd.	BVI
Miners Management (BVI) Ltd.	BVI
BAM General Partner (Cayman) II Ltd.	Cayman
Butterfield Asset Management General Partner (Cayman) I, Ltd.	Cayman
Butterfield Bank (Cayman) Limited	Cayman
Butterfield Trust (Cayman) Limited	Cayman
Field Directors (Cayman) Limited	Cayman
Field Nominees (Cayman) Limited	Cayman
Field Secretaries (Cayman) Limited	Cayman
BNTB Nominees (Guernsey) Ltd.	Guernsey
Butterfield Bank (Guernsey) Ltd.	Guernsey
Butterfield Trust (Guernsey) Ltd.	Guernsey
Butterfield Management Services (Guernsey) Ltd.	Guernsey
Havre Corporate Services Ltd.	Guernsey
Moulinet Trustees (Guernsey)	Guernsey
Rose Nominees Ltd.	Guernsey
Legis T&C Holdings Limited	Guernsey

Subsidiary	Jurisdiction
Legis Trust & Corporate Administration Limited	Guernsey
Legis Trust Limited	Guernsey
Legis Secretarial Services Limited	Guernsey
Legis Nominees Limited	Guernsey
Nomos Trustees Limited	Guernsey
Legis (MRL) Limited	Guernsey
First Ovalap Limited	Guernsey
Second Ovalap Limited	Guernsey
Third Ovalap Limited	Guernsey
Fourth Ovalap Limited	Guernsey
Fifth Ovalap Limited	Guernsey
Sixth Ovalap Limited	Guernsey
Doric Limited	Guernsey
Iconic Limited	Guernsey
Lapco Limited	Guernsey
Ovaco Limited	Guernsey
Ovalap Nominees Limited	Guernsey
Promisant (USA) Inc.	Delaware, USA
Butterfield Mortgages Limited	UK
Leopold Joseph Nominees Limited	UK
Butterfield Holdings (UK) Limited	UK
Leopold Joseph Holdings Limited	UK
Butterfield Trust (New Zealand) Limited	New Zealand
Butterfield Holdings (Switzerland) Limited	Switzerland
Butterfield Trust (Switzerland) Limited	Switzerland
Butterfield Support Services (Halifax) Limited	Halifax, Canada

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